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                                                                   EXHIBIT 10.2A

                                 OFFICE LEASE

     THIS LEASE is made as of August 29, 1995, between DUCHESS PROPERTIES LTD., a Washington corporation ("Landlord"), and INTERMIND, INC., a Washington corporation ("Tenant") . Landlord and Tenant covenant and agree as follows:

     SECTION 1. Lease Data; Exhibits. The following terms shall have the following meanings, except as otherwise specifically modified in this Lease:

     (a) Building: The building containing approximately 76,995 square feet of retail space and office space, currently known as Olympic Tower, located at 217 Pine Street in Seattle, King County, Washington, situated on real property (the "Land") legally described in Exhibit A attached.

     (b) Premises: An agreed area of approximately 4,921 rentable square feet located on the 8th floor of the Building as outlined on the floor plan attached as Exhibit B (the "Floor Plan").

     (c) Lease Term: A period of sixty-three (63) full calendar months commencing on the Commencement Date and expiring on the Expiration Date; provided, if the Commencement Date is a day other than the first day of a calendar month, unless otherwise agreed in writing, the Lease Term shall not commence until the first day of the first calendar month starting after the Commencement Date, however all of the terms and conditions of this Lease (including those regarding the payment of rent) shall be applicable on the Commencement Date.

     (d) Commencement Date: The date this Lease is fully executed by both Landlord and Tenant.

     (e) Expiration Date: 11:59 on the last day of the sixty-third (63rd) full calendar month of the Lease Term.

     (f) Base Rent: Tenant shall pay the following dollar amounts per month as Base Rent on or before the first day of each month:

                Month of Lease Term        Monthly Base Rent

                      1 - 3                    $    0.00
                      3 - 15                    5,228.56
                      16 - 27                   5,433.60
                      28 - 39                   5,638.65
                      40 - 51                   5,843.69
                      52 - 63                   6,048.73


     The Base Rent includes the amount of Operating Costs and Property Taxes (as such terms are defined in section 5 below) for the Building during the Base Year and all prior Lease Years.

     (g)  Base Year:  Calendar year 1996.

     (h) Additional Rent: Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable when specified in this Lease.

     (i) Operating Costs and Real Property Taxes: During all Lease Years after the. Bass Year, Tenant will pay its share ("Tenant's Share") of Operating Costs and Property Taxes pursuant to Section 5 of this Lease. Tenant's Share of operating Costs and Property Taxes is estimated to be 6.39%. Tenant's Share shall be calculated and may be adjusted during the Lease Term as provided in section 5 below.

     (j)  Deposit:  Three Thousand Five Hundred Dollars ($3,500.00).

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     (k)  Permitted Use:  General office purposes.

     (1)  Building Standard Hours:

          Monday through Friday - 7 a.m. to 6 p.m., excluding legal holidays

     (m)  Notice Addresses:

          To Landlord:       c/o Duchess Properties Ltd.
                             Colliers Real Estate services
                             800 Fifth Avenue, Suite 3930
                             Seattle, WA  98104

                             with a copy to:
                             Alston, Courtnage, MacAulay & Proctor
                             1000 Second Avenue, Suite 3900
                             Seattle, WA  98104-1045
                             Attn:  Andrew B. Bassetti

          To Tenant:         At the Premises

     (n)  Brokers:

          Listing Broker - Colliers Real Estate Services.

          Cooperating Broker - Ewing & Clark.

     (o)  Name and Address for Payments to Landlord;

               Duchess Properties Ltd.
               c/o Colliers Real Estate Services
               800 Fifth Avenue, Suite 3930
               Seattle, WA  98104

     (p)  Exhibits:  The following exhibits are made a part of this Lease:

     Exhibit A       - Legal Description of Land
     Exhibit B       - Floor Plan
     Exhibit C       - Workletter
     Exhibit D       - Estoppel Certificate

     SECTION 2.  Premises.

          (a) Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the "Premises") located on the floor and in the location referenced in Section 1.

          (b) Condition. The Premises are leased by Landlord and accepted by Tenant in an "AS IS" condition; except Landlord agrees at its expense promptly following the full execution of this Lease to clean all HVAC ducts and ceiling units serving the Premises (in accordance with the commercially reasonable standards of those persons or entities qualified to clean commercial air conditioning systems), repair damaged ceiling tiles, and clean all levelors. Prior to taking occupancy of the Promises or commencing any of the work to be performed by Tenant pursuant to Exhibit C attached, Tenant shall inspect the Premises and Landlord and Tenant shall prepare and agree upon a "punchlist" of any items or repairs which are the responsibility of Landlord. The existence of repairs or defects of a nature commonly found on a "punchlist," as such term is used in the construction industry, shall not

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postpone the Commencement Date or result in a delay or abatement of Tenant's obligation to pay rent or give rise to a damage claim against Landlord.

          (c) Common Areas. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies, elevators, stairs, corridors, restrooms and other public areas of the Building (the "Common Areas") in common with Landlord, other Building tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent.

          (d) Alterations. Landlord may in its discretion increase, decrease or change the number, locations and dimensions of any hallways, lobby areas, Common Areas and other improvements in the Building which are not within the Premises. Landlord reserves the right from time to time (i) to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Premises or to other parts of the Building in areas above the suspended ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building within the Premises and elsewhere in the Building (ii) to alter or expand the Building; and (iii) to alter, relocate or substitute any of the Common Areas.

     SECTION 3. Term. The Lease Term shall begin on the Commencement Date and end on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease.

     SECTION 4. Base Rent and Additional Rent. Tenant shall pay to Landlord at the address and to the account specified by Landlord in Section 1 above or such other address or account as Landlord may hereafter designate in writing, without notice or demand, or any setoff or deduction whatsoever except as provided in this Lease, in lawful money of the United States: (a) Base Rent in the amount(s) specified in Section 1 above in advance on the first day of each month, and (b) Additional Rent as and when specified elsewhere in this Lease, but if not specified, then within ten (10) days of demand. Base Rent and Additional Rent shall be prorated on a daily basis (based on a 30-day month and the actual number of days elapsed) for any partial month within the Lease Term and for any partial initial month in the Lease Term shall be paid on the first day of the Lease Term.

     SECTION 5.  Tenant's Share of Operating Costs and Real Property Taxes.

          (a) Amount. In addition to Base Rent, after the end of the Base Year, Tenant shall pay to Landlord as Additional Rent, Tenant's Share of all increases in the sum of the "Operating Costs" (defined below) and "Property Taxes" (defined below) incurred by Landlord in any "Lease Year" (defined below) after the Base Year, over the sum of the operating Costs and Property Taxes incurred by Landlord during the Base Year. After the end of the Base Year, and each Lease Year commencing thereafter, Landlord will notify Tenant in writing of Landlord's estimate of Tenant's Share of the estimated increases in operating Costs and Property Taxes for the current Lease Year over the Operating Costs and Property Taxes for the Base Year. Tenant shall pay the estimated amount set forth in Landlord's notice,, in advance, in equal monthly installments, without deduction or offset whatsoever,, on or before the first (1st) day of each calendar month, with the payment of Base Rent required pursuant to Section 4 above. Until Landlord provides Tenant with the notice provided for above in this paragraph, Tenant shall continue to pay Tenant's Share of Operating Costs and Property Taxes in the monthly amounts specified in the last such notice given to Tenant by Landlord, if any. When reasonably possible following the end of each Lease Year, Landlord will compute Tenant's Share due under this Section 5 for such Lease Year, based an actual costs, and, if Tenant's Share for such Lease Year is greater than that already paid by Tenant for such Lease Year, Tenant shall pay Landlord the deficiency within twenty (20) days of its receipt of written notice or an invoice for the amount of the deficiency. If the total amount paid by Tenant under this Section 5 for a Lease Year exceeds Tenant's Share, then Landlord shall credit such excess to the payment of Base Rent and Additional Rent thereafter coming due; however, upon the expiration or sooner termination of the Lease Term, if Tenant has otherwise complied with all other terms and conditions of this Lease, Landlord shall refund the excess to Tenant. If during a Lease Year Landlord obtains information regarding operating Costs or Property Taxes which alters its prior estimates, Landlord may adjust the amount due from Tenant under this Section 5 during the balance of that Lease Year to reflect such new information by written notice to Tenant. Notwithstanding any other provision of this Lease, Tenant's Share of operating Costs, other than insurance premiums, shall not increase by more than six percent (6.0%) per annum. The foregoing limitation shall not be applicable to Property Taxes.

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          (b)  Definitions.  For purposes of this Lease:

               (i) "Operating Costs" means all expenses paid or incurred by Landlord or charged to Landlord for maintaining,, managing, operating, repairing and administering the Building (including the Common Areas), and the personal property used in conjunction therewith, including without limitation, the costs of refuse collection, water, sewer, electricity, heat, air conditioning, fuel, light, fire protection, and other utilities and services; supplies; janitorial and cleaning services; window washing; snow, garbage and refuse removal; security services and systems; landscape maintenance; garage maintenance, compensation (including employment taxes and fringe benefits) of all persons who perform duties in connection with the operation, management, maintenance, repair and administration of the Building; insurance premiums for all insurance carried by Landlord with respect to the Building; licenses, permits and inspection fees, subsidies and other payments required by public bodies; property management fees; rent for any on-site property management office; easement and license fees; legal and accounting expenses and all other expenses or charges whether or not hereinabove described which, in accordance with generally accepted accounting and management practices, would be considered an expense of maintaining, managing, operating, repairing and administering the Building, excluding: (a) costs of any special services rendered to individual tenants (including Tenant) for which a special charge is made; (b) ground lease rental payments and debt service on mortgages or deeds of trust encumbering the Building; (c) leasing commissions and attorneys' and other fees and costs incurred in leasing space in the Building or in connection with disputes with tenants of the Building; (d) depreciation or amortization expenses; (e) costs incurred by Landlord in efforts to reduce assessments on Landlord's personal property to the extent such costs exceed the amount of any reduction in the annual tax assessments which are included as an Operating Cost or Property Tax; and (f) costs required to be capitalized in accordance with generally accepted accounting practices, except operating Costs shall include amortization of capital improvements (1) designed with a reasonable probability of improving the operating efficiency of the Building, (2) required to comply with governmental laws or regulations, or (3) made for the general benefit or convenience of tenants of the Building.

               (ii) "Property Taxes" means all taxes of every kind and nature on the Building and/or the Land and on personal property used by Landlord in conjunction therewith, including surcharges and all local improvement and other assessments levied with respect to the Building, the Land and all other property of Landlord used in connection with the operation of the Building; And any taxes levied or assessed in lieu of, in whole or in part, such real or personal property taxes; and any taxes in addition to such real and personal property taxes, including, but not limited to, taxes or license fees upon or measured by the leasing of the Building or the rents or other income collected therefrom, other than any federal or state net income or inheritance taxi and all costs and expenses incurred by Landlord in efforts to reduce or minimize such taxes.

               (iii) "Lease Year" means a twelve (12) month period beginning January 1st and ending December 31st; however, if the Commencement Date is a date other than the first day of a calendar year, the first Lease Year shall commence on the Commencement Date and end on December 31 of such calendar year, and the last Lease Year shall commence on January 1 of the last calendar year during the Lease Term and end on the Expiration Date.

               (iv) "Tenant's Share" means the. percentage determined by dividing the square foot area of the Premises by the square foot area of the Building, exclusive of the parking garage, or the total square foot area of the Promises is increased or decreased during the Lease Term (as a result of remeasurement, remodeling or otherwise), Tenant's Share shall be adjusted accordingly.

     SECTION 6. Late Charge; Interest. Time is of the essence of this Lease. If Tenant fails to pay any Base Rent or Additional Rent within five (5) days of the due date, a late charge equal to the greater of $50.00, or five percent (5%) of the unpaid amount, shall be assessed and be immediately due and payable by Tenant. In addition, any Base Rent or Additional Rent more than five (5) days past due shall bear interest from the date due until paid in full (together with late charges and interest) at an interest rate equal to the lesser of one and one-half percent (1.5%) per month, or the maximum rate of interest permitted by applicable law.

     SECTION 7. Deposit. Tenant has deposited with Landlord the sum specified as the Deposit in Section 1 of this Lease, if any. This sum shall belong to Landlord and shall constitute partial consideration for the execution

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of this Lease, subject only to repayment when required in this Section. Landlord shall pay Tenant the remaining balance of the Deposit, without any liability for interest within thirty (30) days after the expiration or prior termination of the Lease Term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under this Lease. Landlord may withdraw from the Deposit the amount of any unpaid rent or other charges not paid to Landlord when due, and Tenant shall immediately redeposit an amount equal to that so withdrawn within ten (10) days of demand.

     SECTION 8.  Tenant's Operations.

          (a) Use of Premises. Tenant shall use the Premises only for Permitted Use specified in Section 1. Tenant shall not permit any act that will increase the then existing rate of insurance on the Building, without Landlord's prior written consent. Tenant shall pay on demand the amount of the increase in insurance rates caused by any such acts or omissions by Tenant, or its agents or employees. Tenant shall not commit or allow to be committed any waste on the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant of the Building. Tenant s a not, without the prior written consent of Landlord, use any apparatus, machinery, or device in or about the Premises which will cause any substantial noise, vibration or fumes. If any of Tenant's office machines or equipment disturb the quiet enjoyment of any other tenant of the Building, Tenant shall provide adequate insulation or take such other action as Landlord directs to eliminate the disturbance.

          (b) Unlawful Use. Tenant shall not use or permit the Premises or the Common Areas or any part thereof to be used for any purpose in violation of any municipal, county, state or federal law, ordinance or regulation which the Building is a part and Tenant shall comply with and shall cause its employees, invitees and contractors to comply with such rules and regulations as Landlord may from time to time promulgate. Tenant shall promptly comply, at its sole cost and expense, with all laws, ordinances and regulations now in force or hereafter adopted relating to or affecting the condition, use or occupancy of the Premises, including without limitation the Americans With Disabilities Act of 1990, as now or hereafter amended (the "ADA"). Notwithstanding the foregoing, as between Landlord and Tenant, Landlord shall be solely responsible for making any changes to the Common Areas as and when required pursuant to the ADA.

     (c) Liens and Encumbrances. Tenant shall keep the Premises, the Building and the Land free and clear of, and shall indemnify, defend and hold Landlord harmless from, any and all liens and encumbrances arising or growing out of Tenant's acts or omissions, or breach of this Lease or its use, improvement or occupancy of the Premises. If any lien is so filed against the Premises, the Land or the Building, Tenant shall cause the same to be fully discharged and released of record within ten (10) days of demand or within such period provide Landlord with cash or other security acceptable to Landlord in an amount equal to one and one-half (1/2) times the amount of the claimed lien as security for its prompt removal. Landlord shall have the right to disburse such security to cause the removal of the lien if a judgment is entered against Tenant in the lien proceeding, if such lien causes difficulties for Landlord in connection with its financing of the Building, or if Tenant is otherwise in default under this Lease.

     (d) Hazardous Substances. Tenant shall not, without Landlord's prior written consent, keep any substances designated as, or containing components now or hereafter designated, as, hazardous, dangerous, toxic or harmful and/or subject to, regulation under any federal, state or local law, regulation or ordinance ("Hazardous Substances") on or about the Promises or Building. Notwithstanding the preceding sentence, Tenant may keep, use, store and dispose of, in, on and from the Premises, materials and supplies otherwise constituting Hazardous Substances which are normally used in general business offices, provided such materials and supplies are used, handled, stored and disposed of in accordance with all applicable governmental rules, regulations, laws and requirements, and in accordance with all applicable manufacturers' or suppliers' recommendations. With respect to any Hazardous Substances stored with Landlord's consent or permitted hereunder, Tenant shall: promptly, timely and completely comply with all governmental requirements for reporting and record keeping; submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities; within five (5) days of Landlord's request, provide evidence satisfactory to Landlord of Tenant's compliance with all applicable governmental rules, regulations and requirements; and comply with all governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of Hazardous Substances. Any and all costs incurred by Landlord and associated with Landlord's inspections of the Premises and Landlord's monitoring of Tenant's compliance with this Section 8(d), including Landlord's attorneys' fees and costs, shall be Additional Rent

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and shall be due and payable to Landlord within ten (10) days of Landlords demand. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs imposed with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises or Building. Tenant shall indemnify, defend and hold Landlord, and lenders to Landlord (each a "Lender"), harmless from any and all of the costs, fees, penalties, charges and expenses assessed against or imposed upon Landlord and Lender (as well as Landlord's and Lender's attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

          (e) Signs. Tenant, at Landlord's expense, shall be entitled to one Building standard sign in the Building directory in the main lobby of the Building, and a Building standard sign outside the door of the Premises. Additional directory signage for subtenants is available at the current cost of $30.00 each. Without the prior consent of Landlord, which will not be unreasonably withheld, Tenant shall not erect or place, or permit to be erected or placed, or maintain any other signs of any nature or kind whatsoever on the exterior walls or windows of the Premises or elsewhere in the Building.

     SECTION 9.  Utilities and Services; Deliveries.

          (a) Tenant's Responsibility. In accordance with Section 5 of this Lease, as Additional Rent, Tenant shall pay its share of all increases over the Base Year of all charges for heat, water, light, gas, electricity, sewer, garbage, fire protection and any other utilities and/or services used or consumed on or supplied to the Building, including the Premises, and not separately metered or charged to Tenant or any other tenant of the Building. Tenant shall be solely responsible for and shall promptly pay when due all charges for telephone and all other charges for other utilities and/or services which are separately metered or charged to the Premises.

          (b) Services. Landlord shall cause the common Areas such as lobbies, elevators, stairs, corridors and restrooms, to be maintained in reasonably good order and condition, except for damage occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, the repair of which latter damage shall be paid for by Tenant. Twenty-four (24) hours per day, seven (7) days per week, Tenant shall have access to the Premises (subject to such Building security systems and procedures as may be in place from time to time), and Tenant shall have available to it water and electrical service for lighting and operation of 110-volt office equipment. During the Building Standard Hours specified in Section 1 above, Landlord shall furnish the Premises with heat and air conditioning services. If requested by Tenant, Landlord shall furnish such services at times other than Building Standard Hours, and Tenant shall pay for the cost of such after-hours services at rates established by Landlord from time to time. The initial charge for heat and air conditioning services at times other than Building Standard Hours shall be $15.00 per hour. Such hourly charge shall be subject to reasonable increases to reflect increases in the costs incurred by Landlord in providing such services as established by Landlord.

               (i) Janitorial. Landlord will provide Janitorial services customary for buildings comparable to the Building in quality and location. If Tenant requires excessive or specialized Janitorial services, Tenant shall promptly pay Landlord the additional costs and expenses incurred by Landlord in providing such services.

               (ii) Additional Service. The Building standard mechanical system is designed to accommodate heating loads generated by lights and 110-volt office equipment normally found in general business offices. Before installing lights and equipment in the Premises which in the aggregate exceed the heating and cooling loads of the Bui1ding's mechanical system, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the cost of installing supplementary air conditioning units or electrical systems as necessitated by such equipment or lights. In addition, Tenant shall pay to Landlord in advance, on the first day of each month during the Lease Term, the amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the amount estimated by Landlord as the costs of operation and maintenance of supplementary air conditioning units or electrical systems as necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install and operate at ` Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours

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heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's instructions, rules and regulations for the use of drapes, blinds and thermostats in the Building.

          (c) Interruption. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or other events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or to relieve Tenant from any of Tenant's obligations hereunder or to give Tenant a right of action against Landlord for damages; provided, in the event of an interruption in utilities or services, Landlord will use reasonable best efforts to repair and/or cause others to repair any damage necessary for utilities and services to be restored in a timely manner.

          (d) Telecommunications. Tenant may elect to utilize the services of a telephone or telecommunications provider whose equipment is not presently servicing the Building (a "Provider"), however no Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord's consent to the installation of lines or equipment, within the Building by any Provider shall be evidenced by a written agreement between Landlord and such Provider, which contains terms and conditions acceptable to Landlord. Landlord's consent under this section shall not be deemed any kind of warranty or representation by Landlord, including without limitation any warranty or representation as to the suitability, confidence or financial strength of a Provider. Tenant acknowledges and agrees all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Tenant agrees, to the extent the service by a Provider is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability in connection therewith (unless the interruption is caused by the negligence or intentional misconduct of Landlord) and it shall be the sole obligation of Tenant at its expense to obtain substitute service. Notwithstanding any other provision herein to the contrary, the refusal by Landlord to consent to any prospective Provider shall not be deemed a default or breach by Landlord of its obligations under this Lease unless and until Landlord is adjudicated in a final and unappealable court decision to have acted recklessly, maliciously or in bad faith with respect to its refusal. The provisions of this section may be enforced solely by Tenant and Landlord, and are not for the benefit of any other party, specifically without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary hereof.

     SECTION 10. Licenses and Taxes. Tenant shall be liable for, and shall pay throughout the term of this Lease, all license and excise fees and occupation taxes covering the business conducted on the Premises and all personal property taxes levied with respect to all personal property located at the Premises. If any governmental authority levies a tax or license fee on rents payable under this Lease or rents accruing from use of the Premises or a tax or license fee in any form against Landlord or Tenant because of or measured by or based upon income derived from the leasing or rental thereof (other than a net income tax on Landlord's income), or a transaction privilege tax, such tax or license fee shall be paid by Tenant, either directly if required by law, or by reimbursing Landlord for the amount thereof upon demand.

     SECTION 11. Alterations by Tenant. After the completion of the improvements to be made to the Premises by Tenant pursuant to Exhibit C attached, Tenant shall not, make any alterations, additions or improvements in or to, the Premises without first obtaining Landlord's prior written approval, and if required by Landlord, submitting to Landlord professionally prepared plans and specifications. Tenant covenants it will cause all such alterations, additions and improvements to be performed at Tenant's sole cost and expense by a contractor reasonably acceptable to Landlord and in a manner which: (a) is consistent with any Landlord-approved plans and specifications and any reasonable conditions imposed by Landlord; (b) is in conformity with first class commercial standards; (c) includes acceptable insurance coverage for Landlord's benefit; (d) does not affect the structural integrity of the Building or the Building's systems (e) does not disrupt the business or operations of other tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Building. Tenant shall secure all governmental permits and approvals and comply with all other applicable governmental requirements and restrictions, and reimburse Landlord for all expenses incurred in connection therewith. Except as provided in Section 14 with regard to concurrent negligence, Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, liens, costs, penalties and expenses (including attorneys' fees, but without waiver of the duty to hold harmless) arising from or out of the performance of such alterations, additions and improvements, including, but not limited to, all which arise from or out of Tenant's

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breach of its obligations under terms of this Section 11. All alterations, additions and improvements (expressly including all light fixtures, heating, ventilation and air conditioning units and floor, window and wall coverings), except Tenant's moveable trade fixtures and appliances and equipment not affixed to the Premises, shall immediately become the property of Landlord without any obligation on its part to pay therefor. These improvements remain Landlord's and Tenant shall not remove all or any portion thereof on the termination of this Lease except as specifically directed by Landlord in writing at the time Landlord consents to the improvements pursuant to this Section 11.

     SECTION 12. Care of Premises. Tenant shall take good care of the Premises (including all doors, entrances and lighting and plumbing fixtures located within the Premises) and shall reimburse Landlord for all damage done to the Building or Premises occasioned by any act or omission of Tenant or Tenant's officers, contractors, agents, invitees, licensees or employees, including, but not limited to, cracking or breaking of glass. If Tenant fails to take good care of the Premises, Landlord may, at its option, do so, and in such event, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as Additional Rent. Landlord shall have the right to enter the Premises for such purposes. Landlord shall not be liable for interference with light, air or view. Except as provided in Section 17, there shall be no abatement or reduction of rent arising by reason of Landlord's making of repairs, alterations or improvements. Landlord agrees to make any repairs to the Premises which are Landlord's responsibility within a reasonable period of time after receiving a written request from Tenant.

     SECTION 13. Surrender of Premises. At the expiration or sooner termination of the Lease Term, Tenant shall return the Premises to Landlord in the same or better condition as an the date the improvements to be made by Tenant pursuant to Exhibit C attached are completed (or, if altered thereafter, then the Premises shall be returned in such altered condition unless otherwise directed by Landlord pursuant to Section 11), except for reasonable wear and tear, damage by condemnation and damage by casualty not caused by Tenant or its employees, agents, contractors or invitees. Prior to such return, Tenant shall remove its furniture and equipment and shall restore the Premises to the condition of the Premises prior to the installation of said items, and Tenant shall repair any damage resulting from their removal. In no event shall Tenant remove floor coverings; heating, ventilating and air conditioning equipment; lighting equipment or fixtures; or floor, window or wall coverings unless otherwise specifically directed by Landlord in writing. Tenant's obligations under this Section 13 shall survive the expiration or termination of this Lease. Tenant shall indemnify Landlord for all actual damages and losses suffered as a result of Tenant's failure to so redeliver the Premises on a timely basis.

     SECTION 14.  Waiver; Indemnity.

          (a) Tenant Indemnity. Except as otherwise provided in this Section 14, Tenant shall indemnify, defend and hold Landlord, its partners, officers, agents, employees and contractors and Lenders, harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord's attorneys' fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises or that of its employees, agents or contractors, (ii) Tenant's breach of its obligations hereunder, or (iii) any negligent or willful act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises.

          (b)  Landlord's Indemnity.  Except as otherwise provided in this
Section 14, Landlord shall indemnify, defend and save Tenant, its partners, officers, agents, employees and contractors, harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (regardless of whether such claims involve litigation), resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to any property arising out of or in connection with (i) Landlord's breach of its obligations hereunder, or (ii) any negligent or willful act or omission of Landlord or any officer, agent, employee, guest or invitee of Landlord, or of any such entity, in or about the Premises.

     (c) General Indemnity Provisions. The indemnities in Sections 14(a) and 14(b) above are intended to specifically cover actions brought by the indemnifying party's own employees, and with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Such indemnities are specifically and expressly intended to constitute waivers by the indemnifying party of its immunity, if any, under

Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other party with a full and complete indemnity from claims made by the indemnifying party and its employees, to the extent of their negligence. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. If losses, liabilities, damages, liens, costs and expenses covered by either party's indemnity are caused by the sole negligence of the other party or by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, then the indemnifying party shall indemnify the other only to the extent of the indemnifying party's own negligence or that of its officers, agents, employees, guests or invitees. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 11 AND THIS SECTION 14 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

          (d) Release of Claims. Except as provided in Section 14(b) above, Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Building equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Building facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building.

     SECTION 15.  Insurance.

          (a) Tenant's Insurance. Tenant shall, at its own expense, maintain comprehensive or commercial general liability insurance with broad form and stop gap endorsements with combined single limits of Two Million Dollars ($2,000,000), for property damage and loss and for personal injuries (including death), to insure and indemnify both Landlord and Tenant against claims, demands, losses, damages, liabilities and expenses arising out of or in connection with the use, operation, occupancy or condition of the Premises and Tenant's operations in and about the Premises. Landlord shall have the right to periodically review the appropriateness of such limits in view of inflation and/or changing industry conditions and to require a reasonable increase in such limits no more frequently than annually, upon ninety (90) days prior written notice. Landlord, any Lender designated by Landlord, and any agents of Landlord designated by Landlord (such as the Building property manager), shall be named as additional insureds and shall be furnished with a certificate of insurance on request. All such insurance shall bear an endorsement that the same shall not be cancelled or materially altered without at least ten (10) days prior written notice to such additional insureds. During the Lease Term, Tenant shall also maintain at its own expense insurance covering its furniture, fixtures, equipment and inventory and all improvements which it makes to the Premises in an amount equal to the full replacement cost thereof, against fire and such other perils as are covered by an all risk policy including plate glass coverage and coverage for sprinkler leakage.

          (b) General Insurance Requirements. All insurance required of Tenant under this Lease shall (a) be issued by insurance companies authorized to do business in the State of Washington and otherwise acceptable to Landlord; (b) be issued as a primary policy, or under a blanket policy, not contributing with and not in excess of coverage which Landlord may carry; (c) in the case of the liability policy, contain a contractual liability coverage endorsement covering Tenant's indemnification duties under this Lease to the fullest extent insurable; and (d) have deductibles reasonably acceptable to Landlord. Tenant shall deliver to Landlord prior to the Commencement Date, and thereafter not less than ten (10) days before the expiration dates of any expiring policies of insurance, and from time to time thereafter within ten (10) days after written request from Landlord, certificates of insurance evidencing the insurance coverages required of Tenant pursuant to this Paragraph 15. In no event shall the limits of any such policies be considered as limiting the liability of Tenant under this Lease. If Tenant does not deliver to Landlord certificates of insurance as required above, Landlord may charge Tenant a $50.00 noncompliance fee. If Tenant fails to maintain any insurance required of it under this Section 15, Landlord may do so, and Tenant shall reimburse Landlord for the full expense thereof upon demand.

          (c) Landlord's Insurance. Throughout the Lease Term, Landlord shall maintain such property and liability insurance coverages as are customarily maintained by owners of buildings similar in age, location and construction to the Building, and such additional insurance as any Lender may reasonably require, and the cost of all such insurance shall be considered an operating Cost.

          (d) Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, Land or the Building,, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance under terms of this Lease. Each party shall use its best efforts to cause each insurance policy obtained by it to contain the waiver of subrogation clause. Notwithstanding the foregoing, no such release shall be effective unless a party's insurance policy or policies expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

     SECTION 16.  Assignment or Subletting.

          (a) Consent Required. Landlord acknowledges Tenant may sublet portions of the Premises (not to exceed a total of sixty percent (60%) of the Premises) to Globaltech, Inc. and Bane & Associates, provided such subtenants enter into written subleases reasonably satisfactory to Landlord. Tenant shall not otherwise sublet or encumber the whole or any part of the Promises, nor shall this Lease or any interest thereunder be assignable (for security purposes or otherwise) or transferable, voluntarily or involuntarily, by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In determining whether to consent to a proposed assignment or subletting, Landlord may consider any commercially reasonable basis for approving or disapproving the proposed subletting or assignment, including without limitation any of the following: (i) the experience or business reputation of the proposed assignee or sublessee, (ii) whether the clientele, personnel or foot traffic which will be generated by the business of the proposed assignee or sublessee is consistent in Landlord's opinion with the businesses of other tenants of the Building, (iii) notwithstanding that Tenant or others may remain liable under this Lease, if Tenant will be vacating the Premises, whether the proposed assignee or sublessee has a net worth and financial strength and credit record satisfactory to Landlord, and (iv) whether the use of the Premises by the proposed assignee or sublessee will be substantially the same as the use of the Premises by Tenant, or whether such use is consistent with the businesses of other tenants then occupying the Building, and whether such use will violate or create any potential violation of any laws or a breach or violation of any other lease or agreement by which Landlord is bound. Any assignment or sublease without Landlord's prior written consent, at Landlord's option, shall be void. No assignment or sublease shall release Tenant from primary liability hereunder. Each assignment and sublease shall be by an instrument in writing in form satisfactory to Landlord. The granting of consent to a given transfer shall not constitute a waiver of the consent requirement as to future transfers. Tenant shall also pay all legal fees and other costs incurred by Landlord in connection with Landlord's consideration of Tenant's request for approval of assignments or subleases, including assignments for security purposes. Tenant shall deliver to Landlord with its request for Landlord's approval of a proposed assignment or subletting a fee of $100.00 which shall be credited against the fees and costs payable by Tenant pursuant to the preceding sentence.

          (b) Recapture Right. In lieu of giving its consent a proposed assignment or subletting, affecting sixty percent (60%) or more of the Premises, Landlord may terminate the Lease as to the portion of the Premises affected by the action for which Landlord's consent is requested and recover possession thereof from Tenant within twenty (20) days following written notice thereof to Tenant. All costs incurred by Landlord in separating the remainder of the Premises from the area so retaken shall be paid by Tenant as Additional Rent.

          (c) Additional Consideration. If Tenant assigns its interest in this Lease or sublets the Premises, Tenant shall pay to Landlord one-half (1/2) any and all. consideration received by Tenant for such assignment or sublease, whether such additional consideration is in the form of rent in excess of the Base Rent and/or Additional Rent payable by Tenant under this Lease, cash payments or otherwise; however, such additional consideration shall be reduced by any reasonable costs and expenses (including brokerage fees and tenant improvement costs) incurred by Tenant in connection with the sublease or assignment, and the amount of any Base Rent or Additional Rent payable by Tenant pursuant to this Lease.

          (d) Entities. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any direct or indirect change in the ownership of, or power to vote the majority of, Tenant's outstanding voting stock, shall constitute an assignment for the purposes of this Lease. If Tenant is a partnership, then a change in general partners in or voting or decision-making control of the partnership shall also constitute an assignment.

          (e) Assignment by Landlord. If Landlord sells or otherwise transfers the Building, such purchaser or transferee shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect and Tenant shall attorn to Landlord's successor,

     SECTION 17.  Destruction.

          (a) Partial Destruction. If the Premises are rendered partially untenantable by fire or other insured casualty, and if the damage is repairable within sixty (60) days from the date of the occurrence (with the repair work and preparations therefore to be done during regular working hours on regular work days), Landlord shall repair the Premises with due diligence, to the extent of the insurance proceeds available, and the monthly minimum rental shall be abated in the proportion that the untenantable portion of the Premises bears to the whole thereof for the period from the date of the casualty to the completion of the repairs, unless the casualty results from Tenant's negligence or its breach of the terms hereof. If thirty percent (30%) or more of the rentable area of the Building is destroyed or damaged, regardless of whether the Premises are damaged, Landlord may terminate this Lease as of the date of such damage or destruction by giving notice to Tenant within thirty (30) days thereafter of the election so to do.

          (b) Total Destruction. If the Premises are completely destroyed by fire or other casualty, or if they are damaged by uninsured casualty, or by insured casualty to such an extent that the damage cannot be repaired within sixty (60) days of the occurrence, Landlord shall have the option to restore the Premises or to terminate this Lease on thirty (30) days written notice, effective as of any date not more than sixty (60) days after the occurrence. If this Section becomes applicable, Landlord shall advise Tenant within thirty (30) days after such casualty whether Landlord elects to restore the Premises or to terminate this Lease. If Landlord elects to restore the Premises, it shall commence and prosecute the restoration work with diligence. For the period from the date of the casualty until completion of the repairs (or the date of termination of this Lease, if Landlord elects not to restore the Premises), the monthly minimum rent shall be abated in the same proportion that the untenantable portion of the Promises bears to the whole thereof, unless the casualty results from Tenant's negligence or its breach of its obligations under this Lease. If the Premises are totally damaged or destroyed, and the repairs to the Premises have not been completed within seven (7) months after the damage or destruction (subject to delays such as force majeure delays which are beyond Landlord's control), Tenant shall have the right to terminate this Lease by written notice given to Landlord within thirty (30) days after the end of the foregoing seven (7) month period, provided Landlord does not complete the repairs prior to the date Tenant delivers its termination notice to Landlord.

          (c) Limitation. Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant for destruction or damage to any of Tenant's property including fixtures, equipment or other improvements, or for damages or compensation for inconvenience, loss of business or disruption arising from repairs or restoration of any portion of the Building or the Premises.

     SECTION 18.  Eminent Domain.

          (a) Taking. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base Rent and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant, in the reasonable judgment of Landlord, this Lease, at the option of either party, may be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base Rent and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the

Premises to the condition they were in immediately prior to such taking. The Base Rent and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the rentable area taken bears to the total rentable area of the Premises prior to taking.

          (b) Award. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain and except as provided below, Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

     SECTION 19.  Default by Tenant.

          (a) Definition. If (i) Tenant vacates or abandons the Premises, (ii) fails to pay Base Rent or Additional Rent, or Make any other payment required of Tenant under this Lease on the date such rent or payment is due, (iii) Tenant violates or breaches or fails to keep or perform any covenant, term or condition of this Lease other than those requiring the payment of rent or otherwise requiring Tenant to make payments pursuant to this Lease, or (iv) Tenant or any Guarantor files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for Tenant's or any guarantor's assets, or if Tenant or a guarantor makes and assignment for the benefit of creditors, or if Tenant or a guarantor is adjudicated insolvent, Tenant shall be deemed in default under this Lease. With respect to a default under (ii) above, Tenant shall have five (5) days after written notice of the default to remedy or cure its default. With respect to a default under (iii) above, Tenant shall have twenty (20) days after written notice from Landlord to remedy or cure the default; however, if the default cannot reasonably be cured within such twenty (20) day period, and Tenant commences the cure within the twenty (20) day period, and Tenant thereafter diligently prosecutes the cure to completion in good faith, such twenty (20) day period shall be extended for such period of time as is reasonably necessary for Tenant to cure the default, but in no event more than an additional sixty (60) days. The foregoing notice and cure provisions shall be inclusive of and not in addition to the notices and cure periods provided for in RCW 59.12, as now or hereafter amended, or any legislation in lieu or substitution thereof.

          (b) Remedies. If Tenant defaults and fails to cure the default within the applicable cure period, if any, Landlord shall have the following rights and remedies, at its option, which shall be cumulative and not exclusive, and which shall be in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, or elsewhere in this Lease:
(i) to declare the Lease Term ended and reenter the Premises and take possession thereof and- remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; (ii) to cure such default on Tenant's behalf and at Tenant's cost and expense and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in effecting the cure; (iii) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; (iv) even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

          (c)  Reentry.  If Landlord reenters the Premises under option (iii) of
Section 19(b), Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent thereafter accruing as it becomes due, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant shall be liable for and reimburse Landlord upon demand for all costs and expenses of every kind and nature incurred in retaking possession of the Promises and all other losses suffered by Landlord as a consequence of Tenant's default. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

          (d) Termination. If Landlord elects to terminate this Lease pursuant to the provisions of options (i) or (iv) of Section 19(b), Landlord may recover from Tenant as damages, the following: (i) the worth at the time of award of any unpaid Rent which had been earned, at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of the Rent loss Tenant proves could have been reasonably avoided; plus
(iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to, any costs or expenses incurred by Landlord in retaking possession of the Premises, including reasonable attorneys' fees therefor; maintaining or preserving the Premises after such default; in making repairs to the Premises necessary for reletting the Premises to a new tenant; leasing commissions; and any other costs necessary or appropriate to relet the Premises; and (v) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of Washington. As used in items (i) and (ii) of this Section 19(d), the "worth at the time of award" shall be computed by allowing interest at the interest rate specified in Section 6 of this Lease. As used in item (iii) above, the "worth at the time of award" shall be computed by using the then applicable discount rate quoted by the Federal Reserve Bank of San Francisco or its successor. For purposes of this Section 22 only, the term "rent" shall be deemed to be the Base Rent and all Additional Rent and other sums required to be paid by Tenant pursuant to the terms of this Lease.

          (e) Adequate Security. If a petition is filed by or against Tenant or Guarantor under any provision of the Bankruptcy Code or successor act, Tenant agrees that it shall be obligated to post a cash bond with Landlord equal to six
(6) months Base Rent and Additional Rent, to provide Landlord with adequate security for Tenant's performance of its obligations under this Lease.

          (f) Landlord's Remedies Cumulative; Waiver. Landlord's rights and remedies hereunder are not exclusive, but cumulative, and Landlord's exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or alter, affect or prejudice any other right or remedy which Landlord may have under this Lease or by law or in equity. Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

     SECTION 20.  Default by Landlord; Lender Protection.

          (a) Default by Landlord. Landlord shall be in default if Landlord fails to perform its obligations under this Lease within twenty (20) days after its receipt of notice of nonperformance from Tenant; provided that if the default cannot reasonably be cured within the twenty (20) day period, Landlord shall not be in default if Landlord commences the cure within the twenty (20) day period and thereafter diligently pursues such cure to completion.

          (b) Notice to Lender. Notwithstanding anything to the contrary in this Lease, Landlord shall not be in default under any provision of this Lease unless written notice specifying such default is given to Landlord and to any Lender who has been identified to Tenant in writing as a party to whom notice must be sent. Any Lender of Landlord entitled to notice pursuant to the preceding sentence shall have the right to cure any default on behalf of Landlord within the later of (a) thirty (30) days after receipt of such notice, or (b) thirty (30) days after the expiration of any cure period provided to Landlord pursuant to this Lease provided, if such default cannot reasonably be cured within such thirty (30) day period, the Lender shall be entitled to such additional time as may be reasonably necessary to cure the default, if within the thirty (30) day period the Lender commences and thereafter diligently pursues the actions necessary for the Lender to cure such default by Landlord (including, if possession of the Premises is necessary to cure the default, commencing such judicial or nonjudicial proceedings as may be necessary for the Lender or a receiver to take possession of the Premises). So long as a Lender is diligently taking the actions reasonably necessary for it to cure Landlord's default, Tenant shall not exercise its remedies for Landlord's default under this Lease.

     SECTION 21. Attorneys' Fees. If either party retains the services of an attorney in connection with enforcing the terms of this Lease, or if suit is brought for the recovery of the Base Rent or Additional Rent due under this Lease or for the breach of any covenant or condition of this Lease or for the restitution of the Premises to Landlord and/or eviction of Tenant during the term of this Lease or after the expiration thereof, the substantially prevailing party therein will be entitled to recover from the other party the substantially prevailing party's reasonable attorneys' fees, witness fees and other court costs incurred in connection therewith.

     SECTION 22. Access by Landlord. Landlord and its agents shall have the right to enter the Premises at any time upon reasonable prior notice to Tenant to examine the same, and to show them to prospective purchasers, lenders or tenants, and to make such repairs, alterations, improvements, additions or improvements to the Premises or Building as Landlord may deem necessary or desirable; provided, in an emergency or perceived emergency or to provide normal services (such as janitorial and security services) to the Premises, and no advance notice shall be required. if Tenant is not personally present to permit entry and an entry is necessary in an emergency, Landlord may enter the same by master key or may forcibly enter the same, without rendering Landlord liable therefor. Nothing contained herein shall be construed to impose upon Landlord any duty of repair or other obligation not specifically stated in this Lease. Tenant shall change the locks to the Premises only through Landlord and upon paying Landlord for all costs related thereto.

     SECTION 23. Holding Over. Any holding over by Tenant after the expiration of the term hereof consented to in advance in writing by Landlord shall be construed as a tenancy from month-to-month on the terms and conditions set forth herein, except the Base Rent shall be increased to one and one-half (1 1/2) times the Base Rent in effect during the last month rent is payable by Tenant under this Lease, Any such holdover tenancy may be terminated by either party upon thirty (30) days written notice to the other party. If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord from all losses, damages, liabilities and expenses resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant arising out of such failure. Any holding over by Tenant after the expiration of the Lease Term without Landlord's consent shall be deemed a tenancy at will, terminable at any time by Landlord, at a rental rate equal to twice the Base Rent and Additional Rent payable by Tenant during the last month rent is payable by Tenant pursuant to this Lease.

     SECTION 24.  Subordination; Estoppel Certificates.

          (a) Subordination. This Lease shall be automatically subordinate to all of Landlord's mortgages, deeds of trust, or ground leases which heretofore and hereafter affect the Premises, the Building or the Land, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and to all renewals, modifications, consolidations, replacements or extensions thereof. This subordination shall be self operative, and no further instrument of subordination shall be necessary to effect such subordination; nevertheless, within fifteen (15) days after receiving a written request from Landlord, Tenant shall execute such additional instrument of subordination as may be required by Landlord (or its lenders or ground lessors) if such instrument of subordination provides so long as Tenant is not in default hereunder beyond any applicable cure period in this Lease, Tenant shall have continued enjoyment of the Premises free from any disturbance or interruption by reason of any foreclosure of any such deed of trust, mortgage or the exercise of any remedies by the lessor under any such ground lease. In the event of sale or foreclosure of any such mortgage or deed of trust, or exercise of the power of sale thereunder, or in the event of a transfer in lieu of foreclosure, or in the event a ground lessor acquires the Landlord's interests in the Building, Tenant shall attorn to the purchaser (or transferee) of the Building at such foreclosure or sale and recognize such purchaser (or transferee) as Landlord under this Lease if so requested by such purchaser (or transferee). Such attornment shall be self operative and no further instruments need be executed to effect such attornment. If any lender elects to have this Lease superior to its mortgage or deed of trust and gives notice of its election to Tenant, then this Lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this Lease is dated or recorded before or after the mortgage or deed of trust.

          (b) Estoppel Certificates. As a material inducement to Landlord to enter into this Lease, Tenant covenants that it shall, within fifteen (15) days of the receipt thereof, acknowledge and deliver to Landlord an estoppel certificate in the form attached to this Lease as Exhibit D, or such other form requested by Landlord from time to time, certifying, to the extent true, that (i) Tenant shall be in occupancy, (ii) this Lease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modifications, (iii) Base Rent and Additional Rent have been paid only through a certain specified date,
(iv) Tenant has no offsets, defenses or claims against Landlord, and (v) such other matters as Landlord may reasonably request. Tenant's failure to deliver an estoppel certificate within the fifteen (15) day period shall be deemed its confirmation of the accuracy of the information supplied by Landlord to the prospective lender or purchaser. Tenant acknowledges and agrees that Landlord and others will be relying and are entitled to rely on the statements contained in such estoppel certificates.

     SECTION 25. Relocation. Landlord reserves the right upon sixty (60) days written notice to Tenant, to substitute other space within the Building (the "Substitute Premises") for the Premises, provided that the Substitute Premises at least (a) contain approximately the same or a greater number of square feet an the Premises; (b) contain comparable tenant improvements and have a comparable view, and (c) are made Available to Tenant at a rental rate equal to the lesser of (i) the fair market rent for the Substitute Premises for the time period in question (namely, from the delivery date of the Substitute Premises through the Expiration Date), and (ii) Base Rent rate called for under this Lease as of the time of, the substitution, either on a per square foot basis or in total. If the substitution occurs prior to the date Tenant initially occupies the Premises, then Landlord shall reimburse Tenant for the necessary and reasonable costs incurred by Tenant in planning for the space in the initial Premises which expenses have been previously approved by Landlord and which have no benefit to Tenant in the Substitute Premises; If the Substitute Premises are not acceptable to Tenant, Tenant may terminate this Lease by written notice given within thirty (30) days after its receipt of Landlord's relocation notice, such termination to be effective on the relocation date stated in Landlord's notice to Tenant. If Tenant is occupying the Premises at the time; Landlord gives notice of any such relocation, Landlord shall pay the reasonable cost of moving Tenant, its property and equipment to the Substitute Premises and shall, without cost or expense to Tenant, improve the Substitute Premises with improvements substantially similar to those located in the Premises. All of the other terms, covenants and conditions of the Lease shall remain unchanged and in full force and effect, except that Section 1 and Exhibit B shall be revised to identify the Substitute Premises, to state the square foot area of the Substitute Premises and to make the change, if any, in Base Rent. If Tenant elects to move to new space in the Building other than at the request of Landlord, the terms of this section shall be inapplicable.

     SECTION 26. Liability of Landlord. Tenant shall look solely to rents, issues and profits from the Building for the satisfaction of any judgment or decree against Landlord, whether for breach of the terms hereof or arising from a right created by statute or under common law. Tenant agrees that no other property or assets of the Landlord or any partner in Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; and no partner, shareholder of other holder of an ownership interest in Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over the partnership).

     SECTION 27.  Miscellaneous.

          (a) Quiet Enjoyment. If Tenant fully complies with and promptly performs all of the terms, covenants and conditions of this Lease on its part to be performed, it shall have quiet enjoyment of the Premises throughout the Lease term, subject, however, to matters of record on the day hereof and to those matters to which this Lease may be subsequently subordinated.

          (b) Notices. Any notices required in accordance with any of the provisions herein shall be in writing and delivered personally, or mailed by registered or certified mail to the parties at the addresses set forth in
Section 1 above, or to such other address as a party shall from time to time designate in writing by notice given pursuant to this Section 27(b). If Tenant is a partnership, any notice required or permitted hereunder may be given by or to any one partner thereof with the same force and effect as if given by or to all thereof. If mailed, a notice shall be deemed received three (3) days after the postmark affixed on the envelope by the United States Post Office.

          (c) Successors or Assigns. All of the terms, conditions, covenants and agreements of this Lease shall be binding upon and subject to Section 16 above, benefit Landlord, Tenant and their respective heirs, administrators, executors, successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Promises by operation of law or otherwise.

          (d) Tenant Authority and Liability. Tenant warrants that this Lease has been duly authorized, executed and delivered by Tenant, and Tenant has the requisite power and authority to enter into this Lease and perform its obligations hereunder. Tenant covenants to provide Landlord with evidence of its authority and the authorization of this Lease upon request. All persons and entities named as Tenant herein shall be jointly and severally liable for Tenant's liabilities, covenants and agreements under this Lease.

          (e) Brokers' Commission. Tenant represents that it has not dealt with any broker, agent or finder in connection with this Lease other than the brokers listed in Section 1 of this Lease, if any, and Tenant agrees to indemnify and hold Landlord harmless from all damages,, judgments, liabilities, claims and expenses (including attorneys' fees) arising out of or in connection with any claim or demand of any other broker, agent or finder with whom Tenant has dealt for any. commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation of this Lease.

          (f) Partial Invalidity. If any court determines that any provision of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          (g) Recording. Tenant shall not record this Lease nor a memorandum of this Lease without the prior written consent of Landlord.

          (h) Force Majeure. Neither party shall be deemed in default under this Lease for failing to perform its duties or obligations under this Lease if such failure is due to causes beyond its reasonable control, including but not limited to acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war; provided, nothing in this Section 27(h) shall limit or otherwise modify or waive Tenant's obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

          (i) Name of Building. Landlord may change the name of the Building at any time. Any such change shall not require amendment of this Lease or affect in any way Tenant's obligations under this Lease, and except for the name change, all terms and conditions of this Lease shall remain in full force and effect.

          (j) Headings. The section headings used in this Lease are used for purposes of convenience and do not alter or limit in any manner the content of the sections. Whenever appropriate from the context, the use of any gender shall include any other or all genders, and the singular shall include the plural, and the plural shall include the singular.

          (k) Execution by Landlord and Tenant; Approval of Lender. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties have executed this Lease and, if specified in writing by Landlord, until it has been approved in writing by a Lender and fully executed copies have been delivered to Landlord and Tenant. Tenant agrees to make such changes herein as may be reasonably requested by a Lender, so long as such changes do not increase Base Rent and Additional Rent due from Tenant or otherwise materially alter Tenant's rights or obligations hereunder.

          (l) Transportation Management Programs; Recycling. Tenant shall cooperate with Landlord in meeting the objectives and complying with the terms and conditions of any transportation management plan now or hereafter instituted by any governmental authority and applicable to the Building. Landlord will provide Tenant with notice of any such transportation plan now or hereafter in effect. In addition, Tenant will cooperate with and participate in any and all recycling programs now or hereafter in place with respect to the Building, whether or not governmentally mandated, if all tenants of the Building are requested to participate.

          (m) Demolition. If at any time during the Lease Term, Landlord decides to demolish the Building, or substantially change the character of the use of the Building (e.g. from commercial to residential use) Landlord may terminate this Lease by giving Tenant written notice of termination no less than twelve (12) months prior to the date Landlord desires to terminate this Lease. In which case this Lease shall terminate as of the termination date specified in Landlord's notice, and after such date neither Landlord nor Tenant shall have any future liabilities or obligations under this Lease.

          (n) Entire Agreement: Applicable Law. This Lease and the attached exhibits set forth the entire agreement of Landlord and Tenant concerning the Premises and the Building, and there are no other agreements or understanding, oral or written, between Landlord and Tenant concerning the Premises or the Building. Any subsequent modification or amendment of this Lease shall be binding upon Landlord and Tenant only if reduced to writing and signed by them. This Lease shall be governed by, and construed in accordance with the laws of the State of Washington.

          (o) Consent; Approval; Security. Where either party's consent, authorization, review or approval is required pursuant to this Lease, such consent, authorization, review or approval shall not be unreasonably withheld or delayed. If Tenant is required to provide Landlord with cash or other security to discharge a lien or encumbrance on the Building, a bond from a financial institution or surety acceptable to Landlord and with terms acceptable to Landlord shall be acceptable security.

     SECTION 28. Parking. Throughout the term of this Lease, Tenant shall have the right to purchase from Landlord up to three (3) parking permits for monthly parking in the Building parking garage, which permits shall be made available to Tenant within sixty (60) days after written notice from Tenant requesting the permit. The initial charge for monthly parking in the Building garage will be $140.00 per month. The charges for monthly parking in the Building garage will be subject to increases annually to reflect changes in market rates generally charged for parking in similarly situated buildings (as reasonably determined by Landlord) . All charges for monthly parking will be due and payable on or before the first day of each month, without setoff or deduction, at such address as Landlord may designate from time to time. Tenant will comply with and will cause its employees to comply with any and all parking rules and regulations in affect from time to time for the Building parking garage. Tenant's parking privileges in the Building parking garage shall be subject to whatever parking methods are then being used in the Building parking garage (e.g., self parking, valet parking, stack parking, etc.).

     DATED as of the day and year first indicated above.

                              LANDLORD:

                              DUCHESS PROPERTIES LTD., a
                              Washington corporation


                              By   /s/ Andrew B. Bassetti
                                ----------------------------------------
                                Its Secretary


                              TENANT:

                              INTERMIND, INC., a Washington corporation


                              By   /s/ Drummond S. Reid
                                ----------------------------------------
                                Its President

                        FIRST AMENDMENT TO OFFICE LEASE

     This Agreement is made as of September 1, 1996 between DUCHESS PROPERTIES LTD., a Washington corporation ("Landlord"), and INTERMIND CORPORATION, a Washington corporation, formerly known as Seven League Corp. ("Tenant").

                                   RECITALS:

     A. Tenant is the successor in interest by assignment of the tenant's interests under that certain Lease dated August 29, 1995 (the "Lease"), between Landlord, as landlord, and InterMind, Inc., as tenant. Pursuant to the Lease, Tenant is leasing certain premises containing approximately 4,921 rentable square feet, situated on the 8th floor of a building currently known as Olympic Tower, located at 217 Pine Street in Seattle, King County, Washington (the "Building").

     B. Tenant desires to lease additional space in the Building from Landlord with an agreed area of 2,442 rentable square feet of space, located on the 4th floor of the Building, commonly known as Suite 420, and more particularly shown on the floor plan attached to this Agreement as Exhibit A (the "Temporary Space"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Lease.

                                  AGREEMENT:

     In consideration of the mutual covenants contained in this Agreement and the mutual covenants contained in the Lease, Landlord and Tenant agree as follows:

     1. Expansion. Effective as of the date this Agreement is fully executed by both Landlord and Tenant, the Lease shall be amended to include the Temporary Space and thereafter all references in the Lease to the "Premises" shall include the Temporary Space. Except for the provisions in the Lease concerning the Lease Term, and except as otherwise provided in Paragraphs 2 and 3 below, all of the terms and conditions of the Lease shall apply to Tenant's use and occupancy of the Premises.

     2. Terms and Conditions. This Agreement and Tenant's rights to use and occupy the Temporary Space shall expire on October 31, 1996 (the "Termination Date"), and on or before the Termination Date Tenant shall vacate and surrender possession of the Temporary Space in accordance with Section 15 of the Lease, unless otherwise agreed in writing by Landlord and Tenant on or prior to such date. During the term of this Agreement, as additional Base Rent under the Lease, Tenant shall pay Landlord pursuant to Section 4 of the Lease the sum of $2,594.63. The Temporary Space shall not be considered as part of the Premises for purposes of calculating Tenant's Share of Operating Costs and Real Property Taxes and Section 5 of the Lease shall not be applicable with respect to the Temporary Space.

     3. Improvements to Expansion Space. The Temporary Space is leased by Landlord to Tenant in its current condition, "AS IS." Tenant represents and warrants to Landlord it has inspected the Temporary Space, is familiar with the condition of the Temporary Space, and Tenant shall accept possession of the Temporary Space, in its present condition, "AS IS." Any alterations or improvements which Tenant desires to make to the Temporary Space shall be subject to Landlord's approval and to the requirements of Section 11 of the Lease. Exhibit C of the Lease shall not be applicable to the Temporary Space.

     4. Miscellaneous. Except as expressly modified or amended by this Agreement, all of the terms and conditions of the Lease are unchanged and shall remain in full force and effect. To the extent any of the terms or conditions of the Lease conflict with any of the terms or conditions of this Agreement, this Agreement shall control.

     5. Brokers. Tenant represents and warrants to Landlord it has dealt with no real estate brokers or salespersons in connection with this Agreement, other than the property manager of the Building, Colliers Real Estate Services ("Colliers"). Landlord shall pay Colliers such commissions, if any, as are due and payable to Colliers in connection with this Agreement, as set forth in a separate agreement between Landlord and Colliers. If any person or entity other than Colliers claims a real estate fee or commission or other such fee in connection with the subject transaction, and such claim is based on actual or alleged oral or written agreements or understandings with Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claims or demands, including attorneys' fees incurred by Landlord as a result of any such claim or demand.

     DATED as of the day and year first written above.

                              LANDLORD:

                              DUCHESS PROPERTIES LTD., a Washington
                              corporation


                              By     /s/ Andrew B. Bassetti
                                ---------------------------------------
                               Its   Secretary
                                  -------------------------------------

                              TENANT:

                              INTERMIND CORPORATION, a Washington
                              corporation


                              By     /s/ Drummond S. Reid
                                ---------------------------------------
                               Its   Vice President
                                   ------------------------------------

                        SECOND AMENDMENT TO OFFICE LEASE

     This Agreement is made as of February 1, 1997 (the "Effective Date") between DUCHESS PROPERTIES LTD., a Washington corporation ("Landlord'), and INTERMIND CORPORATION, a Washington corporation, formerly known as Seven League Corp. ("Tenant").

                                   RECITALS:

     A. Tenant is the successor in interest by assignment of the tenant's interests under that certain Lease dated August 29, 1995 (the "Lease"), between Landlord, as landlord, and InterMind, Inc., as tenant. The Lease has been amended by a First Amendment to Office Lease dated as of August 16, 1996 (the "First Amendment"). The term of the Lease will expire on November 30, 2000. Pursuant to the Lease and the First Amendment, Tenant is leasing certain premises containing approximately 4,921 rentable square feet, situated on the 8th floor of a building currently known as Olympic Tower, located at 217 Pine Street in Seattle, King County, Washington (the "Building") and approximately 2,442 rentable square feet of space, located on the 4' floor of the Building. Pursuant to a Sublease dated July 19, 1996, between Nationwide Credit, Inc. and Tenant (the "Sublease") Tenant is occupying the entire third floor of the Building, which consists of approximately 11,097 rentable square feet (the "Third Floor Space"). The term of the Sublease will expire on September 15, 1997 (the "Expansion Date").

     B. Tenant desires to lease the remainder of the 4th floor of the Building and obtain an option to include the Third Floor Space in the Lease. Landlord is willing to agree to Tenant's requests subject to the terms of this Agreement. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Lease.

                                  AGREEMENT:

     In consideration of the mutual covenants contained in this Agreement and the mutual covenants contained in the Lease as amended by the First Amendment, Landlord and Tenant agree as follows:

     1. Expansion of Premises. As of the Effective Date, the Lease shall be amended to include the entire 4th floor of the Building (the "Fourth Floor Space"), and Section 1 of the Lease shall be amended as follows:

          (a) Section 1(b) is amended to provide that the Premises shall consist of an agreed area of approximately 9,341 rentable square feet, consisting of 4,921 rentable square feet located on the 8th floor of the Building and 4,420 rentable square feet located on the 4th floor of the Building, and Exhibit B to the Lease is replaced with Exhibit B to this Agreement. After the Effective Date, all references in the Lease to the Floor Plan shall mean Exhibit B to this Agreement. The Building's load factor shall be calculated in accordance with the standards of the Building Owners and Managers Association ("BOMA"), provided, however, in calculating the square foot areas of the Premises in no event will the Building's load factor exceed twelve percent (12%).

          (b)  Section 1(f) is amended as follows:

          Period of Lease Term             Monthly Base Rent

          Effective Date to 11/30/97       $10,406.10
          12/1/97 to 11/30/98              $10,979.48
          12/1/98 to 11/30/99              $11,368.69
          12/1/99 to 11/30/2000            $11,942.06

          (c) Section 1(g) is amended to provide that the Base Year for all of the space on the 8th floor and one-half of the Fourth Floor Space shall be calendar year 1996, and the Base Year for the remainder of the Fourth Floor Space shall be calendar year 1997.

          (d)  Section 1(i) is amended to provide that Tenant's Share is 12.13%.

     2. Parking. Section 28 of the Lease is amended to provide that Tenant shall be entitled to purchase up to five (5) parking permits for monthly parking in the Building parking garage. The current monthly charge for parking in the Building garage is $155.00.

     3. Extension Option. So long as Tenant is not then in default under the Lease, on the terms and conditions stated in this Paragraph 3, Tenant shall have the option to extend the term of the Lease for up one (1) additional five (5) year period commencing December 1, 2000 and expiring on November 30, 2005 (the "Additional Term"). To exercise its option to extend the Lease for the Additional Term, Tenant must deliver to Landlord a written notice (an "Option Notice") exercising its extension option at least six (6) months (but not more than twelve (12) months) prior to the date the then Lease Term will expire, together with a then current financial statement of Tenant. If such financial statement shows a material adverse change in Tenant's financial condition since the date of this Agreement, at Landlord's option, Tenant's exercise of its extension option shall be null and void. The extension option granted to Tenant pursuant to this Paragraph 3 is personal to Tenant and may not be exercised by or for the benefit of any assignee or sublessee of Tenant, except for assignees or sublessees which are affiliates of Tenant (i.e., an entity which owns, is owned by, is under common control with or results from a merger or consolidation with Tenant). All of the terms and conditions of the Lease, as it may be amended, shall apply during the Additional Term except (i) the base annual rent shall be the "fair market rent" (defined below) for the Premises as agreed to by Landlord and Tenant or determined by arbitration as set forth below; (ii) unless otherwise agreed by Landlord in writing, there shall be no further renewal options after the commencement of the Additional Term; and (iii) Landlord shall have no tenant improvement obligations with respect to the Premises except as otherwise agreed in writing by Landlord. When the rental rate for the Additional Term is determined, whether by agreement of the parties or pursuant to arbitration as provided below, Landlord and Tenant shall enter into an amendment to the Lease setting forth the new base rent for the Premises, the extended term and such other terms as may be applicable. The term "fair market rent" means the rate per rentable square foot that a willing, non-equity tenant would pay in an arms-length transaction for comparable space in the Building and in comparable buildings in the central business district of Seattle, Washington, for leases having a sixty (60) month term, taking into account the then condition of the improvements in the Premises and concessions, credits and discounts then typically offered by landlords of comparable buildings in the central business district of Seattle, Washington. Landlord and Tenant agree the base annual rent for the Additional Term shall be determined as follows:

          (a) Landlord shall advise Tenant in writing ("Landlord's Notice") of Landlord's determination of fair market rent not later than thirty (30) days after receiving the Option Notice. Within thirty (30) days after receiving Landlord's Notice, Tenant shall notify Landlord in writing ("Tenant's Notice") whether or not Tenant accepts Landlord's determination of the fair market rent. If Tenant disagrees with Landlord's determination of fair market rent, Tenant's Notice shall set forth Tenant's determination of fair market rent. If Tenant fails to give Tenant's Notice to Landlord within such thirty (30) day period, then the Option Notice shall be deemed null and void, unless otherwise agreed in writing by Landlord and Tenant. If Tenant does not accept Landlord's determination of fair market rent, and Tenant has given Tenant's Notice, the parties (or their designated representatives) shall promptly meet and attempt to agree on the fair market rent. If the parties have not agreed on the fair market rent within ninety (90) days after Landlord receives the Option Notice, and Tenant's renewal option is still in effect in accordance with the terms of this paragraph, then unless otherwise agreed in writing by the parties, the parties shall submit the matter to arbitration in accordance with the terms of the following paragraphs. The last day of such ninety (90) day period (as the same maybe extended by the written agreement of the parties) is referred to in this Lease as the "Arbitration Commencement Date."

          (b) The arbitration will be conducted by three MAI real estate appraisers who have been active over the five (5) year period ending on the Arbitration Commencement Date in the appraisal of downtown properties in Seattle, Washington. One appraiser will be selected by Tenant, one appraiser will be selected by Landlord, and the third appraiser will be selected by the two appraisers so chosen. If the two appraisers chosen by the parties cannot agree on a third appraiser within ten (10) days after the date the second appraiser has been appointed, the third appraiser will be appointed by the Seattle office of the American Arbitration Association upon the application of either party. Each party shall select its appraiser not later than ten (10) days after the Arbitration Commencement Date. If either party fails to select its appraiser by ten (10) days after the Arbitration Commencement Date, and the other party timely selects its appraiser, then the appraiser selected by the other party shall be the sole arbitrator for determining fair market rent.

          (c) Within thirty (30) days after the selection of the third appraiser (or if only one appraiser is to render the decision as provided in subparagraph (b) above, within thirty (30) days after the last day of the above-referenced ten (10) day period), the appraiser(s) shall determine fair market rent. If more than one appraiser has been appointed, the decision of a majority of the appraisers shall control. If a majority of the appraisers do not agree within the stipulated time period, then each appraiser shall in writing render his or her separate determination as to fair market rent within five (5) days after the expiration of the thirty (30) day period. In such case, the three determinations shall be averaged to determine the fair market rent; however, if the lowest fair market rent or the highest fair market rent is ten percent (10%) lower or higher, as applicable, than the middle fair market rent, then the low fair market rent and/or the high fair market rent, as applicable, shall be disregarded and the remaining fair market rent(s) will be averaged in order to establish the fair market rent.

          (d) Both parties may submit any information to the arbitrators for their consideration, with copies to the other party. The arbitrators shall have the right to consult experts and competent authorities for factual information or evidence pertaining to the determination of fair market rent. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of the Lease. The determination of the arbitrators will be final and binding upon Landlord and Tenant. The cost of the arbitration will be paid by Landlord if the fair market rent determined by arbitration is ninety percent (90%) or less than the fair market rent specified in Landlord's Notice; by Tenant if the fair market rent determined by arbitration is one hundred ten percent (110%) or more than the fair market rent specified in Tenant's Notice; and otherwise shall be shared equally by Landlord and Tenant.

     4. Expansion Option. Tenant shall have an option to expand the Premises to include the Third Floor Space in accordance with and subject to the terms of this Paragraph 4. To exercise its option to expand the Premises to include the Third Floor Space, Tenant must give Landlord written notice (the "Expansion Notice") no sooner than March 15, 1997 and no later than April 1, 1997. If the Premises are so expanded to include the Third Floor Space, the Lease shall be further amended as follows as of the Expansion Date:

          (a) Section 1(a) shall be amended to provide that the Premises shall consist of an agreed area of 20,438 rentable square feet, consisting of 4,921 rentable square feet located on the 8th floor of the Building, 4,420 rentable square feet located on 4th floor of the Building, and 11,097 rentable square feet located on the 3rd floor of the Building. From and after the Expansion Date, all references in the Lease to the Floor Plan shall mean Exhibit B-1 so initialed by the parties and attached to this Agreement.

          (b)  Section 1(f) shall be amended as follows:

          Period of Lease Term              Monthly Base Rent

          Expansion Date to 11/30/97        $23,583.79
          12/1/97 to 11/30/98               $24,619.54
          12/l/98 to 11/30/99               $25,471.13
          12/1/99 to 11/30/2000             $26,506.87

          (c) Section 1(g) shall be amended to provide that the base year for all of the Third Floor Space shall be calendar year 1997.

          (d) Section 1(i) shall be amended to provide the Tenant's Share is 26.54%.

          (e) Section 28 of the Lease shall be amended to provide that Tenant shall be entitled to purchase up to ten (10) parking permits for monthly parking in the Building parking garage.

     5. Improvements; Allowances. The Fourth Floor Space is leased by Landlord to Tenant in its current condition, "AS IS," and if Tenant elects to expand the Premises to include the Third Floor Space, the Third Floor Space shall be leased to Tenant in its AS-IS condition existing on the date the Expansion Notice is delivered by Tenant to Landlord, normal wear and tear excepted. Tenant represents and warrants to Landlord it has inspected the Fourth Floor Space and the Third Floor Space, is familiar with the condition of the Fourth Floor Space and the Third Floor Space (latent conditions excepted), and Tenant shall accept possession of the Fourth Floor Space and the Third

Floor Space, in its present condition, "AS IS" (latent conditions excepted). Any improvements Tenant desires to make to the Third Floor Space or the Fourth Floor Space shall be made in accordance with the procedures set forth in Exhibit C to the Lease, with the following changes:

          (a) "Architect" shall mean a Washington State licensed architect, selected by Tenant and reasonably acceptable to Landlord.

          (b) "Construction Allowance" means, with respect to the Fourth Floor Space, the amount of $25,000, and with respect to the Third Floor Space, the amount of $60,000. The Construction Allowance for the Third Floor Space will only be made available to Tenant if Tenant elects to expand the Premises to include the Third Floor Space in accordance with the terms of this Agreement.

          (c) "Contractor" shall mean a Washington State licensed contractor, selected by Tenant and reasonably acceptable to Landlord.

          (d) "Interior Drawings" shall mean plans and specifications for the planned improvements, prepared by the Architect, and approved by Landlord. Landlord shall not unreasonably withhold, delay or condition its approval.

In addition to the amount of the applicable Construction Allowances, Landlord will make available to Tenant an architectural allowance in the amount of $530.40 to pay for costs associated with designing the improvements to the Fourth Floor Space and an architectural allowance in the amount of $1,331.64 to pay for costs associated with designing the improvements to the Third Floor Space.

     6. Floor Security. At no cost to Tenant, Landlord will program the Building elevators so that access to the Fourth Floor Space, and access to the Third Floor Space so long as Tenant occupies such space, requires a security card outside of normal building hours. Security cards providing such after hours access will be issued only to employees of Tenant designated by Tenant and Building management personnel designated by Landlord.

     7. Restroom Heating. Prior to the end of calendar year 1997, Landlord will install a heating system so that the restrooms on the 3rd, 4th and 8th floors of the Building are heated.

     8. Miscellaneous. Except as expressly modified or amended by this Agreement, all of the terms and conditions of the Lease are unchanged and shall remain in full force and effect. To the extent any of the terms or conditions of the Lease conflict with any of the terms or conditions of this Agreement, this Agreement shall control.

     9. Brokers. Tenant represents and warrants to Landlord it has dealt with no real estate brokers or salespersons in connection with this Agreement, other than the property manager and leasing agent of the Building, Colliers Real Estate Services ("Colliers"), and Larry Blackett of Kidder Mathews & Segner, Inc. ("Broker"). Landlord shall pay Colliers such commissions, if any, as are due and payable to Colliers in connection with this Agreement, as set forth in a separate agreement between Landlord and Colliers. Tenant shall pay Broker such commissions as are due and payable to Broker in connection with this Agreement. If Broker or any person or entity other than Colliers claims a real estate fee or commission or other such fee in connection with the subject transaction, and such claim is based on actual or alleged oral or written agreements or understandings with Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claims or demands, including attorneys' fees incurred by Landlord as a result of any such claim or demand.

     10. Authorization. The individual signing this Agreement on behalf of Landlord represents and warrants to Tenant that he has the requisite corporate power and authority to execute this Agreement on behalf of and to bind Landlord, and the individual signing this Agreement on behalf of Tenant represents and warrants to Landlord that he or she has the requisite corporate power and authority to execute this Agreement on behalf of and to bind Tenant.

     DATED as of the day and year first written above.

                              LANDLORD:

                              DUCHESS PROPERTIES LTD., a Washington
                              corporation

                              By   /s/ Andrew B. Bassetti
                                --------------------------------------
                                   Andrew B. Bassetti, Secretary

                              TENANT:

                              INTERMIND CORPORATION, a Washington
                              corporation

                              By   /s/ Gordon A. Gardiner
                                --------------------------------------
                               Its V.P. and Chief Financial Officer
                                   -----------------------------------